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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 21, 2012
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 21, 2012, Mollusk Holdings, LLC (“Mollusk”) adopted a stock trading plan to sell a portion of its LeapFrog Enterprises, Inc. (the “Company”) stock. The pre-arranged stock trading plan (the “Trading Plan”) is intended to comply with guidelines specified under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, and with the Company’s policies regarding stock transactions. Mollusk is indirectly controlled by Lawrence J. Ellison.

Under the terms of the Trading Plan, Mollusk may sell up to 3,810,000 shares of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), with a daily trading volume not to exceed 30,000 shares. Sales under this plan will not begin prior to July 2, 2012. Mollusk currently has a stock trading plan in effect which expires on June 30, 2012.

Mollusk currently holds approximately 6.7 million shares of Class B common stock, $0.0001 par value per share, and 0.8 million shares of Class A Common Stock, which together represent approximately 11.3% of the Company’s outstanding capital stock and approximately 40.8% of the voting power of the Company’s outstanding capital stock. All shares that are sold under the Trading Plan, to the extent not already Class A Common Stock, will be converted into Class A Common Stock at or before the time of sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc

Date: May 22, 2012	By	/s/ Mark A. Etnyre
Mark A. Etnyre Chief Financial Officer